EXHIBIT 10.21
CASH-ONLY RESTRICTED STOCK UNIT AGREEMENT
LAREDO PETROLEUM, INC.
OMNIBUS EQUITY INCENTIVE PLAN

THIS AGREEMENT (“Agreement”) is made as of (the “Effective Date”) by and between Laredo Petroleum, Inc. (the “Company”) and (the “Participant”).
W I T N E S S E T H:
WHEREAS, the Participant is currently an employee of the Company or its Subsidiary and the Company desires to have the Participant remain in such capacity and to afford the Participant the opportunity to receive cash incentive compensation measured by the value of the Company’s Common Stock.
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
1.Grant of Restricted Stock Units. Subject to the restrictions, terms and conditions set forth herein and in the Company’s Omnibus Equity Incentive Plan, as amended (the “Plan”), the Company hereby grants to the Participant Restricted Stock Units, each of which represents the right to receive the cash equivalent of one share of Common Stock on settlement of the Award. The Company shall establish and maintain an internal account (the “Restricted Stock Unit Account”) for the Participant and will credit that account for the number of Restricted Stock Units granted to the Participant. The value of each Restricted Stock Unit on any given date will equal the Fair Market Value of one share of Common Stock on that date. The provisions of the Plan are incorporated herein by reference, and all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of any inconsistency between the provisions of the Plan and this Agreement, the provisions of this Agreement shall govern and control.
2.Vesting and Forfeiture.
(a)General. Except as provided in this Agreement, Restricted Stock Units are nontransferable and subject to a substantial risk of forfeiture until vested as set forth in Section 2(b) or 2(c)(ii). The Participant’s interest in the Restricted Stock Units shall become nonforfeitable as of the Vesting Dates (as defined in Section 2(c)(ii)), provided the Participant is an employee of the Company or any of its Subsidiaries on the Vesting Date and has been an employee throughout the period beginning on the Effective Date and ending on the applicable Vesting Date.
(b)Vesting Schedule. Subject to Section 2(c) below, the Restricted Stock Units shall vest and no longer be subject to a substantial risk of forfeiture pursuant to the following schedule:
(i) Thirty-three percent (33%) of the Restricted Stock Units (rounded down to the nearest whole number) shall vest and the restrictions thereon shall lapse on the first anniversary of the Effective Date (the “First Vesting Date”);

(ii) An additional thirty-three percent (33%) of the Restricted Stock Units (rounded down to the nearest whole number) shall vest and the restrictions thereon shall lapse on the second anniversary of the Effective Date (the “Second Vesting Date”); and
(iii) The balance of the Restricted Stock Units shall vest and the restrictions thereon shall lapse on the third anniversary of the Effective Date (the “Third Vesting Date”).
(c)Forfeiture Provisions. The following forfeiture provisions shall apply to the Restricted Stock Units:
(i) If the Participant’s employment with the Company or any of its Subsidiaries is terminated prior to the Third Vesting Date for any reason other than by reason of the Participant’s death or Disability as provided under Section 2(c)(ii), then the Participant shall forfeit to the Company all unvested Restricted Stock Units and all rights arising therefrom. Such unvested Restricted Stock Units shall automatically be cancelled as granted under the Plan by the Company with no further action or notice required on the part of the Company or the Participant.
(ii) If the Participant’s employment with the Company or any of its Subsidiaries is terminated prior to the Third Vesting Date (i) upon the death of the Participant or (ii) because the Participant is determined by the Board of Directors of the Company or the Administrator (as defined below) of the Plan to be subject to a Disability, then all of the Participant’s unvested Restricted Stock Units shall automatically become vested as of the date of such termination (the “Termination Vesting Date” and together with the First Vesting Date, the Second Vesting Date and the Third Vesting Date, the “Vesting Dates”) and thereafter no longer be subject to the restrictions set forth in this Agreement.
3.Settlement. Upon vesting, the Company will settle the vested Restricted Stock Units by delivering to the Participant a cash payment in an amount equal to the Fair Market Value of an equal number of shares of Common Stock as of the applicable Vesting Date for such Restricted Stock Units, subject to the withholding requirements under Section 12. On settlement, the vested Restricted Stock Units will cease to be credited to the Participant’s Restricted Stock Unit Account.
4.No Stockholder Rights or Interest in Company Assets. The Restricted Stock Units represent an unfunded and unsecured promise to pay cash subject to the restrictions set forth in Section 2. The Restricted Stock Units do not confer on the Participant any right, title or interest as a stockholder in, or entitlement to vote or receive dividends in respect of, any shares of Common Stock. All amounts credited to the Participant’s Restricted Stock Unit Account shall continue for all purposes to be part of the general assets of the Company, and the Participant’s interest in the Restricted Stock Unit Account shall make the Participant only a general, unsecured creditor of the Company.
5.No Right to Continued Employment. This Agreement does not confer upon the Participant any right to continuance of employment by the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time.

6.Delivery of Laredo Petroleum, Inc. Prospectus dated May 16, 2019. The Participant acknowledges that the Participant has been provided a copy of the Company’s prospectus related to the Company’s Omnibus Equity Incentive Plan through such prospectus’ availability on the Company’s shared network drive, at S:\Omnibus Equity Incentive Plan Prospectus. A copy will also be provided to the Participant, upon the Participant’s written request to the Company.
7.Terms of Award. The Participant acknowledges being subject to all terms, conditions and policies contained in the Company’s Employee Manual, as the same may be amended or modified from time-to-time at the sole discretion of the Company.
8.Transferability. The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of the Restricted Stock Units shall be void and unenforceable. Notwithstanding the foregoing, if approved in writing by the Administrator in its sole discretion, the Restricted Stock Units may be transferred by gift or domestic relations order to a Permitted Transferee, provided that the Restricted Stock Units shall at all times remain subject to the terms of the Plan and this Agreement.
9.Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as provided herein; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its Tulsa, Oklahoma, office and all notices or communications by the Company to the Participant may be given to the Participant personally or mailed to the Participant’s home address as reflected on the books of the Company.
10.Administration. This Agreement and the settlement of Restricted Stock Units contemplated hereunder shall be administered by Board or a committee of one or more members of the Board appointed by the Board to administer this Agreement and such issuance (the “Administrator”). Subject to applicable law, the Administrator shall have the sole and plenary authority to: (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Agreement; (ii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator shall deem appropriate for the proper administration of this Agreement; (iii) accelerate the vesting of Restricted Stock Units; and (iv) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of this Agreement. The Administrator may delegate to one or more officers of the Company the authority to act on behalf of the Administrator with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Administrator herein, and that may be so delegated as a matter of law. For the avoidance of doubt, in the event of a Change in Control the provisions of Section 12(b) of the Plan shall apply, including, without limitation, with regard to vesting of the Restricted Stock Units.
11.Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE,

WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.Withholding. In the event that the Company determines that tax withholding is required with respect to the Participant, the Company shall have the right to deduct from any payment to the Participant in settlement of the Restricted Stock Units the amount of any required withholding taxes in respect thereof and to take such other action as the Administrator deems necessary to satisfy all obligations for the payment of such withholding and taxes.
13.Miscellaneous.
(a)Amendment and Waiver. Subject to Section 13(b) of the Plan, the Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Restricted Stock Units or this Agreement; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant with respect to the Restricted Stock Units shall not to that extent be effective without the consent of the Company and the Participant.
(b)Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(c)Entire Agreement and Effectiveness. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
(d)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.
(e)Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.
(f)Gender and Plurals. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
(g)Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by and against the Participant, the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be.
(h)Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(i)Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.
(j)WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS. EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the Effective Date.
COMPANY:

LAREDO PETROLEUM, INC.

Mikell Jason Pigott
President and Chief Executive Officer
GRANTEE:

Printed Name: